Exhibit 4.1

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.,

Depositor

CITIFINANCIAL MORTGAGE COMPANY, INC.,

Servicer

And

U.S. BANK NATIONAL ASSOCIATION,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of [Month] 1, 200[*]

REMIC PASS-THROUGH CERTIFICATES,

SERIES 200[*]-[*]

EXHIBITS
EXHIBIT A-1	Form of Class A Certificates
EXHIBIT A-2	Form of Class M Certificates
EXHIBIT A-3	Form of Class B Certificates
EXHIBIT A-4	[Form of Class CE Certificates]
EXHIBIT A-5	[Form of Class P Certificates]
EXHIBIT A-6	Form of Class R Certificates
EXHIBIT B	Schedule of Mortgage Loans
EXHIBIT C	Form of Purchaser Letter
EXHIBIT D	Form of ERISA Letter
EXHIBIT E	Form of Servicer Certification
EXHIBIT F	Form of Trustee Certification

THIS POOLING AND SERVICING AGREEMENT (“this Pooling Agreement” or “this Agreement”), dated as of [Month] 1, 200[*], among CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC., a Delaware corporation (“CRMSI”), CITIFINANCIAL MORTGAGE COMPANY, INC., a New York corporation (the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WITNESSETH THAT:

In the regular course of their business, certain affiliates of CRMSI originate and acquire Mortgage Loans. CRMSI, the Servicer and the Trustee wish to set forth the terms and conditions pursuant to which CRMSI will sell to the Trust Fund the Mortgage Loans listed on Exhibit B hereto. Certificates will be issued to Holders evidencing ownership interests in such Trust Fund and the Servicer will manage and service such Mortgage Loans. In consideration of the mutual agreements herein contained, CRMSI, the Servicer and the Trustee agree as follows:

ARTICLES I-XI

INCORPORATION BY REFERENCE

Those certain Standard Terms for Pooling and Servicing Agreements dated as of [Month] 1, 200[*] (the “Standard Terms”), a copy of which is attached hereto, as amended, superseded and supplemented hereby, are incorporated by reference herein as if set forth in full. Such Standard Terms, as so amended, superseded and supplemented, are hereby affirmed by, and shall constitute a part of this Agreement between, the parties hereto. For purposes of this Pooling Agreement and the Certificates executed and delivered hereunder, the terms “this Agreement,” “herein,” “hereof” and words of similar import shall refer to this Pooling Agreement including the Standard Terms as incorporated herein with such modifications or amendments for the related series of Certificates as may be set forth in this Pooling Agreement.

ARTICLE XII

TERMS FOR SERIES 200[*]-[*] CERTIFICATES

On [Issue Date], 200[*], there shall be established pursuant to the terms of, and authenticated under, this Pooling Agreement a series of certificates known and designated as “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*]”. Elections will be made pursuant to this Agreement to treat the Trust as a REMIC for federal income tax purposes. The Certificates shall consist of [(i) one Class consisting of six Subclasses of Certificates (each a “Class A Subclass”) designated as “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Senior Class A-1 Certificates” (the “Class A-1 Certificates”), “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Senior Class A-2 Certificates” (the “Class A-2 Certificates”), “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Senior Class A-3 Certificates” (the “Class A-3 Certificates”), “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Senior Class A-4 Certificates” (the “Class A-4 Certificates”) and “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Senior Class A-5 Certificates” (the “Class A-5 Certificates”), and “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Senior Class A-6

Certificates” (the “Class A-6 Certificates” and, collectively, together with the Class A Certificates, the “Class A Certificates”); (ii) one Class consisting of [***] Subclasses (each a “Class M Subclass”) of Certificates designated as “Citicorp Residential Mortgage Securities, Inc., REMIC Pass-Through Certificates, Series 200[*]-[*], Subordinated Class M-1 Certificates” (the “Class M-1 Certificates”), and “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Subordinated Class M-2 Certificates” (the “Class M-2 Certificates”, and together with the Class M-1 Certificates, collectively, the “Class M Certificates”); (iii) one Class consisting of [***] Subclasses (each a “Class B Subclass”) “Citicorp Residential Mortgage Securities, Inc., REMIC Pass-Through Certificates, Series 200[*]-[*], Subordinated Class B-1 Certificates” (the “Class B-1 Certificates”), “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Subordinated Class B-2 Certificates” (the “Class B-2 Certificates”); [(iv) one Class of [“Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Class CE Certificates” (the “Class CE Certificates”); (v) one Class of “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Class P Certificates” (the “Class P Certificates”);] and (vi) one class of residual interests designated as “Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], Class R Certificate” (the “Class R Certificate” or the “Residual Certificate”, and together with the Class A, Class M, Class B, [Class CE and Class P] Certificates, the “Certificates”)].

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class [M-2], Class B-1, Class [B-2], [Class CE and Class P] Certificates are hereby designated as “regular interests” in the REMIC within the meaning of Code Section 860G(a)(1). The Class R Certificate is hereby designated as the sole class of “residual interest” in the REMIC within the meaning of Code Section 860G(a)(2). The Certificates shall have the terms provided for in this Agreement.

Section 12.01. General Terms for Certificates.

(a) The Class A Certificates, the Class M Certificates, the Class B Certificates, [the Class CE Certificates, the Class P Certificates] and the Residual Certificates shall have the following respective Initial Principal Balances and Certificate Rates:

	Initial Principal Balance	Certificate Rate
Class A-2 Certificates	$
Class A-3 Certificates	$	%
Class A-4 Certificates	$	%	(2)
Class A-5 Certificates	$	%	(2)
Class A-6 Certificates	$	%	(2)
Class A-1 Certificates	$	(1)
Class M-1 Certificates	$	%	(2)
Class [M-2] Certificates	$	%	(2)
Class B-1 Certificates	$	%	(2)
Class [B-2] Certificates	$	%
[Class CE Certificates]	$	%	(3)
[Class P Certificates]	$	%	(4)
Class R Certificate	(5)	(5)

(1)	The Class A-1 Certificates will accrue interest for each Interest Accrual Period at a per annum rate equal to [the lesser of (x) One-Month LIBOR plus the Class A-1 Margin and (y) the Group 2 Net WAC Cap]. The initial Certificate Rate for the Class A-1 Certificates is [**]% per annum.

(2)	For all Interest Accrual Periods commencing after the Optional Termination Date, the Certificate Rate for each Class of Group 1 Certificates (other than Class A-1) will be the applicable rate set forth above plus [**]% per annum.

(3)	[Class CE Certificates]

(4)	[Class P Certificates]

(5)	The Class R Certificate has [no] [$100] Principal Balance or Certificate Rate.

The Residual Certificate will be entitled to distributions as set forth herein.

The last scheduled distribution date is [Date], 20[**] for each Class, and is the “latest possible maturity date” of the related Subclass or Class for purposes of Section 860G(a)(1) of the Code and Treasury Regulations Section 1.860G-1(a)(4)(iii).

(b) For each Distribution Date, each of the Class A Certificates, Class M Certificates and Class B Certificates will accrue interest on their respective Principal Balances at the applicable Certificate Rate for such Subclass or Class set forth in Section 12.01(a) during the related Interest Accrual Period. Interest accrued on the Certificates during any Interest Accrual Period will be calculated on the assumption that any distributions in reduction of Principal Balance on all Certificates were made, and any allocations of any losses were made, on the day immediately following the last day of the preceding Interest Accrual Period, and not on the following Distribution Date when actually made or allocated. Each Class A Subclass Interest Amount, each Class M Subclass Interest Amount and each Class B Subclass Interest Amount relating to an Interest Accrual Period shall be distributable on the following Distribution Date. Each Subclass and Class of Certificates shall accrue interest from the applicable Accrual Date for such Subclass and Class of Certificates.

Interest on the Fixed Rate Certificates will be calculated on the basis of a 360-day year comprised on twelve 30-day months. Interest on the Floating Rate Certificates will be calculated on the basis of the actual number of days in an Interest Accrual Period and a 360-day year.

On each Distribution Date, each Class A Subclass Interest Amount, each Class M Subclass Interest Amount, each Class B Subclass Interest Amount for such Subclass for such Distribution Date shall be distributable to such Subclass or Class of Certificates.

(c) [Reserved].

(d) Subject to the provisions of Section 13.01, on each Distribution Date prior to the Subordination Depletion Date, the Group 1 Senior Principal Distribution Amount and Group 2 Senior Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balance of the Subclasses of the Class A Certificates concurrently as follows:

(x)	[The Group 1 Senior Principal Distribution Amount will be allocated sequentially as follows:

(I)	first, to the Class A-6 Certificates, the Class A-6 Priority Amount for such Distribution Date; and

(II)	then, the amount remaining after application according to clause (I) above, sequentially as follows:

(1)	to the Class A-2 Certificates until their Principal Balance is reduced to zero,

(2)	to the Class A-3 Certificates until their Principal Balance is reduced to zero,

(3)	to the Class A-4 Certificates until their Principal Balance is reduced to zero,

(4)	to the Class A-5 Certificates until their Principal Balance is reduced to zero, and

(5)	to the Class A-6 Certificates until their Principal Balance is reduced to zero.

(y)	The Group 2 Senior Principal Distribution Amount will be allocated to the Class A-1 Certificates until their Principal Balance is reduced to zero.]

(e) On each Distribution Date on or after the Group 1 Subordination Depletion Date, notwithstanding the priorities set forth in Section 12.01(d)(x), the Group 1 Principal Distribution Amount will be distributed pro rata to the Group 1 Class A Subclasses, based on outstanding Principal Balances.

(f) On each Distribution Date, distributions in reduction of the Principal Balance made to each Class A Subclass will be distributed pro rata among the holders of Certificates of such Class A Subclass.

(g) On each Distribution Date, subject to the provisions of Section 13.01, distributions in reduction of Principal Balance of the Subclasses of Class M Certificates will be made in an aggregate amount equal to the applicable Class M Subclass Principal Distribution Amount, respectively, in accordance with the priorities set forth in Section 13.01(b).

(h) Other distributions shall be made in respect of the Certificates as provided in Section 13.01.

Section 12.02. Additional Terms and Definitions. The Certificates shall have and be subject to the following additional specific terms:

Accrual Date. For each Class or Subclass of Fixed Rate Certificates, the Cut-Off Date; for each Class or Subclass of Floating Rate Certificates, the Issue Date.

Administration Fee. For a Pool, a monthly amount equal to one-twelfth of the product of (x) [**]% and (y) the Pool Balance of such Pool as of the first day of the Collection Period for the particular Distribution Date.

Aggregate Current Pool Balance. For any date, the sum of the Pool Balance of Pool 1 and the Pool Balance of Pool 2.

Aggregate Initial Pool Balance. The sum of the Initial Pool Balance of Pool 1 and the Initial Pool Balance of Pool 2.

Applied Loss Amount. For any Distribution Date and (a) for Pool 1, any excess of (x) the Group 1 Principal Balance, after giving effect to distributions of principal to such Group on such date but prior to allocation pursuant to Section 13.02, over (y) the Pool Balance of Pool 1 as of the end of the related Collection Period and (b) for Pool 2, any excess of (x) the Group 2 Principal Balance, after giving effect to distributions of principal to such Group on such date but prior to allocation pursuant to Section 13.02, over (y) the Pool Balance of Pool 2 as of the end of the related Collection Period.

Authenticating Agent. Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, New York has been appointed by the Trustee as an Authenticating Agent pursuant to Section 8.12. Any such Authenticating Agent may be removed, and any other Authenticating Agent appointed, as permitted by Section 8.12.

Book-Entry Certificates. All Subclasses of Class A Certificates are Book-Entry Certificates.

Capitalized Interest Account. Not applicable.

Cash Deposited into Collection Account. No cash will be deposited into the Collection Account on the Issue Date.

Certificate Rate. The Certificate Rates for the Certificates are as set forth in Section 12.01(a).

Certificate Administrator. CitiMortgage, Inc.

Certificate Registrar. Citibank, N.A., having its principal offices located at 388 Greenwich Street, New York, New York 10013, is hereby appointed as the Certificate Registrar for all of the Certificates pursuant to Section 5.02.

Class A Subclass Interest Shortfall. For a Distribution Date and any Class A Subclass, the sum of (x) any Class A Subclass Interest Shortfall Amount for such Subclass for such Distribution Date and (y) any Class A Subclass Interest Shortfall for such Subclass for the prior Distribution Date and remaining unpaid after application of all payments on such prior Distribution Date plus interest on the amount thereof at the applicable Certificate Rate for the Interest Accrual Period related to the Distribution Date in question.

Class A Subclass Principal Distribution Amount. For each Distribution Date and any Class A Subclass, the amount of principal distributed to such Class A Subclass pursuant to clause 1.d or 2.d of Section 13.01(b), as applicable.

Class A-1 Cap Amount. For a Distribution Date, the sum of (x) the difference (if greater than zero) between the Formula Accrual for Class A-1 for the related Interest Accrual Period and the Class A Subclass Interest Amount for Class A-1 for such Distribution Date and (y) any Class A-1 Cap Amount remaining unpaid on the prior Distribution Date after giving effect to all payments made on such prior Distribution Date, plus interest on the amount thereof at its Formula Rate for the related Interest Accrual Period for the Distribution Date in question.

Class A-6 Percentage. The lesser of (A) [**]% and (B) the Principal Balance of the Class A-6 Certificates, divided by the aggregate Subclass Principal Balances of the Class A Certificates.

Class A-6 Priority Amount. For any Distribution Date means the lesser of (A) the Principal Balance of the Class A-6 Certificates and (B) the product of (a) the Class A-6 Percentage, (b) the Class A-6 Shift Percentage and (c) the Group 1 Senior Principal Distribution Amount.

Class A-6 Shift Percentage. For any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In	Class A-6 Shift Percentage
[Month/Year] through [Month/Year]	[**]%
[Month/Year] through [Month/Year]	[**]%
[Month/Year] through [Month/Year]	[**]%
[Month/Year] through [Month/Year]	[**]%
[Month/Year] and thereafter	[**]%

Class M Factor. For Class M-1, [**]%; and for Class M-2, [**]%.

Class M-1 Margin. For any Distribution Date up to and including the Optional Termination Date, [**]% per annum and, thereafter, [**]% per annum.

Class M-2 Margin. For any Distribution Date up to and including the Optional Termination Date, [**]% per annum and, thereafter, [**]% per annum.

Class M Subclass Interest Shortfall. For a Distribution Date and any Class M Subclass, the sum of (x) any Class M Subclass Interest Shortfall Amount for such Subclass for such Distribution Date and (y) any Class M Subclass Interest Shortfall for such Subclass for the prior Distribution Date and remaining unpaid after application of all payments on such prior Distribution Date plus interest on the amount thereof at the applicable Certificate Rate for the Interest Accrual Period related to the Distribution Date in question.

Class M Subclass Principal Balance. As to the first Distribution Date and any Class M Subclass, the Initial Principal Balance of such Class M Subclass as set forth in Section 12.01(a). As of any subsequent Distribution Date, the lesser of (a) such Initial Principal Balance minus (i) all amounts previously distributed to holders thereof in reduction of Principal Balance and (ii) the Class M Subclass Applied Losses for such Class M Subclass and (b) the Pool Balance of the related Pool minus the sum of the Class A Principal Balance of the related Group and the Class M Subclass Principal Balances of all Class M Subclasses in the related Group with lower numerical designations, each as of the immediately preceding Distribution Date (after taking into account distributions in reduction of Principal Balance and the allocation of any Applied Loss Amounts on such date).

Class M Subclass Principal Distribution Amount. For any Distribution Date on or after the Group 1 Stepdown Date and on which a Group 1 Trigger Event is not in effect, an amount for a particular Class [M] Subclass equal to the excess of

(a) the sum of (x) the Group 1 Class A Principal Balance and the Class M Subclass Principal Balance for each Class [M] Subclass having a lower numerical designation (after giving effect to the payment on such Distribution Date of the Group 1 Senior Principal Distribution Amount and each Class M Subclass Principal Distribution Amount for a Class [M] Subclass having a lower numerical designation) and (y) the Class M Subclass Principal Balance of the Class [M] Subclass in question immediately prior to such Distribution Date over

(b) the lesser of (x) the Class [M] Factor for such Class [M] Subclass of the Pool Balance of Pool 1 as of the end of the related Collection Period and (y) the Pool Balance of Pool 1 as of the end of the related Collection Period minus the Group 1 OC Floor Amount.

For any other Distribution Date, (a) if the Group 1 Class A Principal Balance has not been reduced to zero and either (x) such Distribution Date is prior to the Group 1 Stepdown Date or (y) a Group 1 Trigger Event is in effect, each Class [M] Subclass Principal Distribution Amount shall be zero and (b) if the Group 1 Class A Principal Balance has been reduced to zero and either (x) such Distribution Date is prior to the Group 1 Stepdown Date or (y) a Group 1 Trigger Event is in effect, the Class [M] Subclass Principal Distribution Amount for a particular Class [M] Subclass shall be equal to the lesser of (1) 100% of the Group 1 Principal Distribution Amount minus the sum of the Class [M] Subclass Principal Distribution Amounts for each Class [M] Subclass with a lower numerical designation and (2) the Class [M] Subclass Principal Balance of such Class [M] Subclass.

Class [M] Subclass Principal Distribution Amount. For any Distribution Date on or after the Group 2 Stepdown Date and on which a Group 2 Trigger Event is not in effect, an amount for a particular Class [M] Subclass equal to the excess of

(a) the sum of (x) the Group 2 Class A Principal Balance and the Class M Subclass Principal Balance for each Class [M] Subclass having a lower numerical designation (after giving effect to the payment on such Distribution Date of the Group 2 Senior Principal Distribution Amount and each Class [M] Subclass Principal Distribution Amount for a Class [M] Subclass having a lower numerical designation) and (y) the Class M Subclass Principal Balance of the Class [M] Subclass in question immediately prior to such Distribution Date over

(b) the lesser of (x) the Class [M] Factor for such Class [M] Subclass of the Pool Balance of Pool 2 as of the end of the related Collection Period and (y) the Pool Balance of Pool 2 as of the end of the related Collection Period minus the Group 2 OC Floor Amount.

For any other Distribution Date, (a) if the Group 2 Class A Principal Balance has not been reduced to zero and either (x) such Distribution Date is prior to the Group 2 Stepdown Date or (y) a Group 2 Trigger Event is in effect, each Class [M] Subclass Principal Distribution Amount shall be zero and (b) if the Group 2 Class A Principal Balance has been reduced to zero and either (x) such Distribution Date is prior to the Group 2 Stepdown Date or (y) a Group 2 Trigger Event is in effect, the Class [M] Subclass Principal Distribution Amount for a particular Class [M] Subclass shall be equal to the lesser of (1) 100% of the Group 2 Principal Distribution Amount minus the sum of the Class [M] Subclass Principal Distribution Amounts for each Class [M] Subclass with a lower numerical designation and (2) the Class [M] Subclass Principal Balance of such Class [M] Subclass.

Constituent REMIC. The REMIC shall be the “Constituent REMIC” for purposes of Section 3.11.

Corporate Trust Office. The Corporate Trust Office is located at U.S. Bank National Association, having its principal offices located at One Federal Street—3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services, Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 200[*]-[*], or such other address as shall be identified to CRMSI and all Certificateholders by or on behalf of the Trustee in writing.

Cumulative Loss Percentage. As of any date and for a particular Pool, the percentage equivalent of Cumulative Realized Losses for such Pool divided by the Initial Pool Balance of such Pool.

Cumulative Loss Test. The Cumulative Loss Test for Group 1 will be failed on a Distribution Date if the Cumulative Loss Percentage of Pool 1 equals or exceeds (1) with respect to Distribution Dates from [Month/Year] through [Month/Year], inclusive, [**]% in the first month, plus an additional [**]% for each month thereafter, (2) with respect to Distribution Dates from [Month/Year] through [Month/Year], inclusive, [**]% in the first month, plus an additional [**]% for each month thereafter, (3) with respect to Distribution Dates from [Month/Year] through [Month/Year], inclusive, [**]% in the first month, plus an additional [**]% for each month thereafter, and (4) with respect to Distribution Dates from April 2010 and thereafter, [**]%.

The Cumulative Loss Test for Group 2 will be failed on a Distribution Date if the Cumulative Loss Percentage of Pool 2 equals or exceeds (1) with respect to Distribution Dates from [Month/Year] through [Month/Year], inclusive, [**]% in the first month, plus an additional [**]% for each month thereafter, (2) with respect to Distribution Dates from [Month/Year]

through [Month/Year], inclusive, [**]% in the first month, plus an additional [**]% for each month thereafter, (3) with respect to Distribution Dates from [Month/Year] through [Month/Year], inclusive, [**]% in the first month, plus an additional [**]% for each month thereafter, (4) with respect to Distribution Dates in [Month/Year] and thereafter, [**]%.

Cumulative Realized Losses. For any date and for a particular Pool, the aggregate amount of Realized Losses on all Mortgage Loans in that Pool for all Prepayment Collection Periods ending prior to such date.

Current Class A Enhancement Level. As of any Distribution Date, (a) for Group 1, the percentage obtained by dividing (i) the sum of the Class M Subclass Principal Balances of the Class [M] Certificates and the Group 1 Overcollateralization Amount (prior to giving effect to any distributions in reduction of Principal Balance and the allocation of any losses on such date) by (ii) the Pool Balance of Pool 1 as of the last day of the related Collection Period and (b) for Group 2, the percentage obtained by dividing (i) the sum of the Class M Subclass Principal Balances of the Class [M] Certificates and the Group 2 Overcollateralization Amount (prior to giving effect to any distributions in reduction of Principal Balance and the allocation of any losses on such date) by (ii) the Pool Balance of Pool 2 as of the last day of the related Collection Period.

Current Interest. For a Distribution Date, (a) for Group 1, the sum of the Class A Subclass Interest Amounts and Class M Subclass Interest Amounts for the Group 1 Certificates and (b) for Group 2, the sum of the Class A Subclass Interest Amounts and Class M Subclass Interest Amounts for the Group 2 Certificates.

Custodian. Citibank (West), fsb, is designated by the Trustee as the Custodian.

Cut-Off Date. The Cut-Off Date is [Month] 1, 200[*].

Deficiency Amount. For any Distribution Date and for a particular Pool, any excess of (x) the Targeted Level for the related Group over (y) the Overcollateralization Amount for the related Group, taking into account the reduction of the Certificate Balance of such Group by Principal Proceeds but prior to applying any Extra Principal Distribution Amount or Applied Loss Amount for such Pool.

Definitive Certificates. The Class M Certificates and the Residual Certificates will be issued in fully registered certificated form.

Delinquency Test. The Delinquency Test for Group 1 will be failed on a Distribution Date if the Current Class A Enhancement Level of Group 1 (expressed as a dollar amount) is less than or equal to [***] times the aggregate Loan Balances of Pool 1 Mortgage Loans Delinquent 60 days or more (without regard to any grace period and including, for this purpose, Mortgage Loans in foreclosure or subject to Mortgagor bankruptcy proceedings and REO Properties).

The Delinquency Test for Group 2 will be failed on a Distribution Date if the Current Class A Enhancement Level of Group 2 (expressed as a dollar amount) is less than or equal to [***] times the aggregate Loan Balances of Pool 2 Mortgage Loans Delinquent 60 days or more (without regard to any grace period and including, for this purpose, Mortgage Loans in foreclosure or subject to Mortgagor bankruptcy proceedings and REO Properties).

Denominations. The denominations of each Subclass of the Class A Certificates and Class M Certificates are $[25,000] Initial Principal Balance and integral multiples of $1 in excess thereof (except that one Certificate of each Class or Subclass may be issued in a different denomination). The denominations of the Class R Certificates are 100% Percentage Interest.

Depository. The initial Depository is [                    ].

Designated Interest Accrual Date. For a particular Distribution Date, in the case of Fixed Rate Certificates, the first day of the calendar month preceding such Distribution Date, and in the case of Floating Rate Certificates, the preceding Distribution Date.

Determination Date. The Determination Date for each Distribution Date is the close of business on the 18th day (or, if such day is not a Business Day, the preceding Business Day) of the month in which the related Distribution Date occurs.

Distribution Date. Each Distribution Date shall be the [25]th day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing in [Month/Year].

Enhancement Date. For a particular Group, the first Distribution Date on which the Current Class A Enhancement Level for such Group is greater than or equal to the Required Class A Enhancement Level for such Group.

ERISA Restricted Certificates. Not applicable.

Extra Principal Distribution Amount. For any Distribution Date and for a particular Pool, the lesser of (x) Monthly Excess Interest for such Pool and (y) the Deficiency Amount for such Pool.

Fixed Rate Certificates. The Group 1 Certificates (other than Class A-[*]).

Floating Rate Certificates. The Class A-[*] and the Group 2 Certificates.

Formula Accrual. For any Interest Accrual Period and for each Subclass of Floating Rate Certificates, the amount of interest accrued thereon at the applicable Formula Rate, minus any Civil Relief Shortfall Amount and any Non-Supported Interest Shortfall allocated to such Subclass on the related Distribution Date.

Formula Rate. For any Interest Accrual Period and (x) for the Class A-[*] Certificates, their Certificate Rate, calculated without regard to the Group 1 Net WAC Cap, and (y) for each Subclass of the Class AV and Class [M] Certificates, the applicable Certificate Rate, calculated without regard to the Group 2 Net WAC Cap.

Group 1 Certificates. The Class AF and Class [M] Certificates comprise Group 1.

Group 1 Class A Certificates. The Class AF Certificates.

Group 1 Class A Principal Balance. As of any date, the sum of the Class A Subclass Principal Balances of the Group 1 Class A Certificates.

Group 1 Net WAC Cap. For a Distribution Date, the weighted average of the Net Note Rates of the Mortgage Loans of Pool 1 (calculated on the basis of the Loan Balances thereof as of the first day of the related Collection Period), adjusted to an actual/360 basis.

Group 1 Principal Balance. As of any date, the sum of the Subclass Principal Balances of the Group 1 Certificates.

Group 1 Principal Distribution Amount. For any Distribution Date, the lesser of (x) the Group 1 Principal Balance and (y) Pool 1 Principal Proceeds plus any Extra Principal Distribution Amount for Group 1 minus any Release Amount for Group 1.

Group 1 Senior Principal Distribution Amount. For any Distribution Date prior to the Stepdown Date for Group 1 or on which a Trigger Event for Group 1 is in effect, the Group 1 Principal Distribution Amount for such Distribution Date; for all other Distribution Dates, the lesser of (x) the Group 1 Principal Distribution Amount and (y) the Group 1 Class A Principal Balance minus the lesser of (A) the Pool Balance of Pool 1 minus the OC Floor Amount of Group 1 and (B) [**]% of the Pool Balance of Pool 1.

Group 2 Certificates. The Class AV-1 and Class [M] Certificates comprise Group 2.

Group 2 Class A Certificates. The Class AV-1 Certificates.

Group 2 Class A Principal Balance. As of any date, the Class A Subclass Principal Balance of the Class AV-1 Certificates.

Group 2 Net WAC Cap. For a Distribution Date, the weighted average of the Net Note Rates of the Mortgage Loans of Pool 2 (calculated on the basis of the Loan Balances thereof as of the first day of the related Collection Period), adjusted to an actual/360 basis.

Group 2 Principal Balance. As of any date, the sum of the Subclass Principal Balances of the Group 2 Certificates.

Group 2 Principal Distribution Amount. For any Distribution Date, the lesser of (x) the Group 2 Principal Balance and (y) Pool 2 Principal Proceeds plus any Extra Principal Distribution Amount for Group 2 minus any Release Amount for Group 2.

Group 2 Senior Principal Distribution Amount. For any Distribution Date prior to the Stepdown Date for Group 2 or on which a Trigger Event for Group 2 is in effect, the Group 2 Principal Distribution Amount for such Distribution Date; for all other Distribution Dates, the lesser of (x) the Group 2 Principal Distribution Amount and (y) the Group 2 Class A Principal Balance minus the lesser of (A) the Pool Balance of Pool 2 minus the OC Floor Amount for Group 2 and (B) [**]% of the Pool Balance of Pool 2.

Initial Pool Balance. For Pool 1, $[                    ]; for Pool 2, $[                    ].

Initial Principal Balance. The Initial Principal Balance for each Subclass of the Class A Certificates and for each Subclass of the Class M Certificates and for the Class LR Certificates is as set forth in Section 12.01(a).

Interest Accrual Period. The Interest Accrual Period for any Distribution Date is (a) in the case of Fixed Rate Certificates, the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) through the last day of the month preceding the month of such Distribution Date and (b) in the case of Floating Rate Certificates, the period from the preceding Distribution Date (or, in the case of the first Distribution Date, the Issue Date) through the day immediately preceding the current Distribution Date.

Investment Account. None of the Collection Account or the Certificate Account will be an Investment Account.

Issue Date. The Issue Date is [Month Day, Year].

Last Scheduled Distribution Date. The Last Scheduled Distribution Dates for the Certificates are as set forth in Section 12.01(a).

LIBOR Determination Date. The date that is two London Business Days preceding the relevant Interest Accrual Period for Floating Rate Certificates.

London Business Day. A day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Monthly Excess Interest. For any Distribution Date and for a particular Pool, any excess of (x) Interest Proceeds for such Pool over (y) the sum of Current Interest for the related Group, any Class A Subclass Interest Shortfalls for the related Group, the Administration Fee for such Pool and such Pool’s pro rata share (based on the Pool Balance thereof) of any trust expenses paid pursuant to Section 12.05.

Net Civil Relief Amount. For a Distribution Date and any Class A Subclass and Class M Subclass, the sum of (x) any Civil Relief Shortfall Amount for such Subclass for such Distribution Date and (y) the aggregate of all Civil Relief Shortfall Amounts for such Subclass for all prior Distribution Dates, minus the aggregate amount of payments made in respect thereof on all prior Distribution Dates pursuant to Section 13.01(b)(1)(k), in the case of Group 1 Certificates, or Section 13.01(b)(2)(k), in the case of Group 2 Certificates.

Net Non-Supported Amount. For a Distribution Date and any Class A Subclass and Class M Subclass, the sum of (x) any Non-Supported Interest Shortfall for such Subclass for such Distribution Date and (y) the aggregate of all Non-Supported Interest Shortfalls for such Subclass for all prior Distribution Dates, minus the aggregate amount of payments made in respect thereof on all prior Distribution Dates pursuant to Section 13.01(b)(1)(k), in the case of Group 1 Certificates, or Section 13.01(b)(2)(k), in the case of Group 2 Certificates.

Net Note Rate. For a Mortgage Loan, the related Mortgage Note Rate minus the sum of the Administration Fee and the Servicing Fee.

Notices. The address of the Trustee to which notices should be sent is the Corporate Trust Office. The address of CRMSI to which notices should be sent is Citicorp Residential Mortgage Securities, Inc., 250 East Carpenter Freeway, Irving, Texas 75062, Attention: [***]. The address of the Servicer to which notices should be sent is CitiFinancial Mortgage Company, Inc., 250 East Carpenter Freeway, Irving, Texas 75062, Attention: Office of General Counsel, 7 Decker. [The address of S&P to which notices should be sent is 55 Water Street, New York, NY 10004. The address of Moody’s to which notices should be sent is Structured Finance Group, 99 Church Street, New York, New York 10007. The address of Fitch to which notices should be sent is Residential Mortgage Pass-Through Monitoring, One State Street Plaza, 32nd Floor, New York, New York 10004.] The address of the Paying Agent, Certificate Registrar and Authenticating Agent to which notice should be sent is Citibank, N.A., Agency & Trust, 111 Wall Street, 14th floor/Zone 3, New York, New York 10005, Attention: Structured Finance Group.

OC Floor Amount. For any date, (a) for Group 1, [**]% of the Initial Pool Balance of Pool 1 and (b) for Group 2, [**]% of the Initial Pool Balance of Pool 2.

One-Month LIBOR. On any LIBOR Determination Date, One-Month LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of one month for the next interest period, in amounts of at least $1,000,000, as such rate appears on Bridge Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date. If the Bridge Telerate Page 3750 is replaced by another service or ceases to exist, the Certificate Administrator will use the replacing service or such other service that may be nominated by the British Bankers Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

If no offered rate appears on Bridge Telerate Page 3750 on a LIBOR Determination Date at approximately 11:00 a.m., London time, then the Certificate Administrator will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which one-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, One-Month LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Certificate Administrator will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date for loans in U.S. dollars to leading European banks having an index maturity of one month for the applicable Interest Accrual Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, One-Month LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of One-Month LIBOR for the next interest period will be set equal to the rate of One-Month LIBOR for the current Interest Accrual Period.

Optional Termination Date. The first Distribution Date on which the Right to Repurchase may be exercised.

Overcollateralization Amount. For a Distribution Date, (a) for Group 1, any excess of (x) the Pool Balance of Pool 1 as of the last day of the related Collection Period over (y) the sum of the Group 1 Class A Principal Balance and the Class M Subclass Principal Balances of the Class [M] Certificates (after giving effect to principal distributions on such Distribution Day but prior to the payment of any Extra Principal Distribution Amount for Pool 1) and (b) for Group 2, any excess of (x) the Pool Balance of Pool 2 as of the last day of the related Collection Period over (y) the sum of the Group 2 Class A Principal Balance and the Class M Subclass Principal Balances of the Class [M] Certificates (after giving effect to principal distributions on such Distribution Day but prior to the payment of any Extra Principal Distribution Amount for Pool 2).

Paying Agent. The institutional trust division of Citibank, N.A. shall act as the initial Paying Agent, which appointment is hereby approved by the Trustee. The Paying Agent is authorized to take actions permitted or required of the Trustee under Sections 3.06, 4.01 and 4.02 and, in taking such actions, the Paying Agent shall stand in for, and shall have the same rights, duties, powers and privileges as, the Trustee. The Servicer may at any time appoint an additional Paying Agent reasonably acceptable to the Trustee for any particular Class or all Classes of the Certificates. Any such Paying Agent may be removed, and any other Paying Agent reasonably acceptable to the Trustee appointed, by the Servicer. For purposes of Section 4.07, the website of the Paying Agent is located at www.sf.citidirect.com.

Pool 1. Pool 1 will be comprised of all Mortgage Loans bearing interest at a fixed rate.

Pool 1 Interest Proceeds. For a Distribution Date, the sum (without duplication) of (a) all interest received on the Pool 1 Mortgage Loans in respect of Due Dates during the related Collection Period, (b) all Compensating Interest paid by the Servicer in respect of Pool 1 Mortgage Loans for the related Collection Period, (c) the interest portion of any payment made during the related Prepayment Collection Period in connection with the repurchase of a Pool 1 Mortgage Loan pursuant to Section 2.02 or 2.03(a), (d) the interest portion of Net Liquidation Proceeds received in respect of Pool 1 Mortgage Loans in the related Prepayment Collection Period and (e) the interest portion of all Delinquency Advances made on Pool 1 Mortgage Loans for the related Collection Period.

Pool 1 Principal Proceeds. For a Distribution Date, the sum (without duplication) of (a) the principal portion of each Monthly Payment on the Pool 1 Mortgage Loans having a Due Date during the related Collection Period, (b) the Loan Balance of each Pool 1 Mortgage Loan repurchased during the related Prepayment Collection Period pursuant to Section 2.02 or 2.03(a), (c) any Substitution Adjustment Amount deposited for a substitution of a Pool 1 Mortgage Loan during the related Prepayment Collection Period pursuant to Section 2.04, (d) the principal portion of Net Liquidation Proceeds received in respect of Pool 1 Mortgage Loans during the related Prepayment Collection Period, (e) the principal portion of all Delinquency Advances made on Pool 1 Mortgage Loans for the related Collection Period and (f) all Prepayment Principal received in respect of Pool 1 Mortgage Loans during the related Prepayment Collection Period.

Pool 2. Pool 2 will be comprised of all Mortgage Loans bearing interest at an adjustable rate.

Pool 2 Interest Proceeds. For a Distribution Date, the sum (without duplication) of (a) all interest received on the Pool 2 Mortgage Loans in respect of Due Dates during the related Collection Period, (b) all Compensating Interest paid by the Servicer in respect of Pool 2 Mortgage Loans for the related Collection Period, (c) the interest portion of any payment made during the related Prepayment Collection Period in connection with the repurchase of a Pool 2 Mortgage Loan pursuant to Section 2.02 or 2.03(a), (d) the interest portion of Net Liquidation Proceeds received in respect of Pool 2 Mortgage Loans in the related Prepayment Collection Period and (e) the interest portion of all Delinquency Advances made on Pool 2 Mortgage Loans for the related Collection Period.

Pool 2 Principal Proceeds. For a Distribution Date, the sum (without duplication) of (a) the principal portion of each Monthly Payment on the Pool 2 Mortgage Loans having a Due Date during the related Collection Period, (b) the Loan Balance of each Pool 2 Mortgage Loan repurchased during the related Prepayment Collection Period pursuant to Section 2.02 or 2.03(a), (c) any Substitution Adjustment Amount deposited for a substitution of a Pool 2 Mortgage Loan during the related Prepayment Collection Period pursuant to Section 2.04, (d) the principal portion of Net Liquidation Proceeds received in respect of Pool 2 Mortgage Loans during the related Prepayment Collection Period, (e) the principal portion of all Delinquency Advances made on Pool 2 Mortgage Loans for the related Collection Period and (f) all Prepayment Principal received in respect of Pool 2 Mortgage Loans during the related Prepayment Collection Period.

Prepay Charge Amount. For a Distribution Date, the aggregate amount of Prepayment Charges received during the related Prepayment Collection Period.

Principal Distribution Amount. For a Distribution Date, the sum of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount.

Private Certificates. The Class M and the Residual Certificates.

Rating Agencies. The Rating Agencies are [S&P, Moody’s and Fitch].

Record Date. The Record Date for each Distribution Date will be (a) in the case of Fixed Rate Certificates, the close of business on the last day of the month preceding the month of the applicable Distribution Date and (b) in the case of Floating Rate Certificates, the close of business on the day immediately preceding such Distribution Date.

Release Amount. For a Distribution Date (a) for Group 1, on or after the Stepdown Date for Group 1, the lesser of (x) Pool 1 Principal Proceeds and (y) the excess of the Overcollateralization Amount for Group 1 over the greater of (a) the Targeted Level for Group 1 and (b) the OC Floor Amount for Group 1; provided that if on such Distribution Date a Trigger Event for Group 1 is in effect, the Release Amount for Group 1 is zero and (b) for Group 2, on or after the Stepdown Date for Group 2, the lesser of (x) Pool 2 Principal Proceeds and (y) the excess of the Overcollateralization Amount for Group 2 over the greater of (a) the Targeted Level for Group 2 and (b) the OC Floor Amount for Group 2; provided that if on such Distribution Date a Group 2 Trigger Event is in effect, the Release Amount for Group 2 is zero.

Required Class A Enhancement Level. For any date, (a) [***]% for Group 1 and (b) [***]% for Group 2.

Right to Repurchase. The right of CRMSI to repurchase all of the Mortgage Loans pursuant to Section 9.01 shall be conditioned upon, among other things, the Aggregate Current Pool Balance being less than [**]% of the Aggregate Initial Pool Balance at the time of any such repurchase.

Section 3.19 Applicability. Section 3.19 is not applicable to the Series 200[*]-[*] Certificates.

Servicing Fee. The Servicing Fee is a monthly fee equal to [**]% per annum of the Loan Balance of each Mortgage Loan as of the first day of the Collection Period for the related Distribution Date, payable to the Servicer out of each payment received by it on account of interest on such Mortgage Loan during such Collection Period.

Startup Day. The Startup Day will be [Issue Date].

Stepdown Date. The later to occur of (x) for Group 1, (a) the Distribution Date in [Month/Year] and (b) the Enhancement Date for Group 1 and (y) for Group 2, (a) the Distribution Date in [Month/Year] and (b) the Enhancement Date for Group 2.

Subordinated Certificates. For Group 1, the Class [M] Certificates; for Group 2, the Class [M] Certificates.

Subordination Depletion Date. For a particular Group, the first Distribution Date on which the Principal Balance of the Subordinated Certificates in such Group has been reduced to zero.

Targeted Level. On any Distribution Date (x) for Group 1, (a) prior to the Stepdown Date for Group 1, [**]% of the Initial Pool Balance of Pool 1 and (b) on any other Distribution Date, the greater of (i) [**]% of the Pool Balance of Pool 1 and (ii) the OC Floor Amount for Group 1, and (y) for Group 2, (a) prior to the Stepdown Date for Group 2, [**]% of the Initial Pool Balance of Pool 2 and (b) on any other Distribution Date, the greater of (i) [**]% of the Pool Balance of Pool 2 and (ii) the OC Floor Amount for Group 2. However, in the event that a Trigger Event is in effect for a Group on a particular Distribution Date, the Targeted Level for such Group for such Distribution Date shall not be less than the Targeted Level for such Group on the preceding Distribution Date.

Trigger Event. A Trigger Event will be in effect for a Group on a Distribution Date if either the Delinquency Test or the Cumulative Loss Test for such Group is failed.

Trust. The Trust created by this Agreement, which shall be named the Citicorp Residential Mortgage Trust Series 2006-[**].

Voting Interest. As of any date, the Voting Interest of the Class A Certificates shall equal 100% multiplied by a fraction the numerator of which is the Class A Principal Balance and the denominator of which is the sum of the Class A Principal Balance and the Class M Principal Balance. As of any date the Voting Interest of the Class M Certificates will equal 100% minus the Class A Voting Interest. The Voting Interest of the Class A Certificates and the Class M Certificates will be allocated among the Subclasses of the Class A or Class M Certificates, as the case may be, pro rata based on each such Subclass’ Principal Balance.

Section 12.03. Wire Transfer Eligibility. The minimum Initial Principal Balance or initial notional amount eligible for wire transfer on each Distribution Date, in the case of Certificates (other than Residual Certificates), is $1,000,000 and, in the case of the Residual Certificates, a 100% Percentage Interest.

Section 12.04. REMIC-Related Provisions. (a) Elections shall be made to treat the Trust Fund formed hereunder as, and the affairs of the Trust Fund shall be conducted so as to qualify it as, a REMIC for federal income tax purposes, exclusive of the right of the Class [***] Certificates to receive the Class [**] Cap Amount, and the Class [**] to receive the Class [**] Cap Amount (collectively, the “Cap Amounts”). CRMSI and the Trustee will perform their respective duties in a manner consistent with the REMIC provisions of the Code and will not knowingly take or fail to take any action that would adversely affect the continuing treatment of the Trust Fund as a segregated asset pool, and the treatment of such segregated asset pool as a REMIC and to avoid the imposition of a tax on the Trust Fund or the REMIC, and to carry out the covenants set forth in this Article XII and the elections and reporting required in Section 8.11 on behalf of the REMIC, including making the appropriate election to treat such segregated asset pool as a REMIC and maintaining a segregated account (the “Certificate Account”). The rights to the Cap Amounts shall be accounted for as notional principal contracts (provided by the holder of the Class R Certificate and funded from distributions thereon) and as assets of a grantor trust for federal income tax purposes. CRMSI shall furnish or cause to be furnished annually to the holders of the related Certificates information regarding their allocable share of the income with respect to such grantor trust and shall file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) or such other applicable form.

(b) CRMSI, on behalf of the Trustee, shall deposit in the Collection Account in accordance with Section 3.06 all Monthly Payments received by it, all other deposits required to be made to the Collection Account and all investments made with moneys on deposit in the Collection Account, including all income or gain from such investments, if any. If the Certificate Account is an Investment Account, then funds on deposit in the Certificate Account shall be held and invested in accordance with the applicable provisions of Section 4.03. Distributions from the Certificate Account shall be made in accordance with the provisions of Articles XII and XIII to make payments in respect of the Certificates and to pay the Servicing Fee in accordance with Section 3.13. Amounts distributable as Cap Amounts to the related Certificates pursuant to Section 13.01(b) shall first be deemed distributed in respect of the Class R Certificates and then paid outside of the REMIC to the related Certificates.

The Servicer shall maintain books with respect to the REMIC on a calendar year taxable year and on the accrual method of accounting.

(c) Neither the Servicer nor the Trustee shall create, or permit the creation of, any “interests” in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Certificates.

(d) Except as otherwise provided in the Code, CRMSI shall not grant, and neither the Servicer nor the Trustee will accept, property unless (i) substantially all of the property held by the REMIC constitutes either “qualified mortgages” or “permitted investments” as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be granted to the REMIC after the Startup Day, unless such grant would not subject the REMIC to the 100% tax on contributions to a REMIC after the Startup Day imposed by Code Section 860G(d).

(e) The Trustee shall not accept on behalf of the Trust Fund or the REMIC any fee or other compensation for services and shall not accept on behalf of the Trust Fund any income from assets other than those permitted to be held by a REMIC.

(f) Neither the Servicer nor the Trustee will sell or permit the sale of all or any portion of the Mortgage Loans, or of an Eligible Investment held in an Investment Account (other than in accordance with Sections 2.02, 2.03, 2.04 and 4.03(d)) unless such sale is pursuant to a “qualified liquidation” as defined in Code Section 860F(a)(4)(A) and is in accordance with Section 9.01.

Section 12.05. Expenses and Liabilities of the Trust Fund. The Depositor shall be liable for all expenses, liabilities and obligations of the Trust Fund (other than the obligation to make distributions in reduction of Principal Balance of the Certificates and the obligation to make distributions of interest on the Certificates) including Trust Expenses. To the extent such expenses, liabilities or obligations consist of federal income taxes, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property and taxes on certain contributions to a REMIC after the Startup Day, nothing shall prevent the Depositor from contesting any such tax, if permitted by law, pending the outcome of such proceedings. If the Paying Agent determines that on any Distribution Date the amount in the Collection Account, after the distribution of all amounts required to be distributed to the Holders of the Certificates has been made, is insufficient to pay expenses or meet any obligation of the Trust Fund, the Paying Agent or the Trustee, as applicable, shall give notice of any shortfall to the Depositor setting forth the basis for such determination and, within ten Business Days of such notice, the Depositor shall deliver to the Paying Agent immediately available funds in the amount of such expenses.

Section 12.06. Tax Matters Person. If in any taxable year there will be more than one holder of Residual Certificates, a tax matters person may be designated with respect to the REMIC, who will have the same duties with respect to the REMIC as those of a “tax matters partner” under Subchapter C of Chapter 63 of Subtitle F of the Code, and who will be, in order of priority, (i) the Servicer or an affiliate of the Servicer, if the Servicer or such affiliate is the holder of a residual certificate of the REMIC at any time during the taxable year or at the time such designation is made, (ii) if the Servicer is not a holder of a residual certificate of the REMIC at the relevant time, the Servicer as agent for the holder of the residual certificate of the REMIC, if such designation is permitted to be made under the Code, or (iii) such holder of a residual certificate of the REMIC or person who may be designated a tax matters person in the same manner in which a tax matters partner may be designated under applicable Treasury Regulations, including Treasury Regulations § 1.860F-4(d) and temporary Treasury Regulations § 301.6231(a)(7)-1T.

Section 12.07. Sale of Trust Fund Property. In the event that the Depositor (or its assignee) shall not exercise the Right to Repurchase on the Optional Termination Date, the Trustee, at the written direction of the Depositor given not later than the Optional Termination Date, shall solicit bids to purchase for cash the Mortgage Loans and any REO Property in the Trust Fund (collectively, the “Assets”). The Servicer will cooperate with the Trustee in furnishing information relating to the Assets to potential bidders, to the extent such information can be provided without undue expense and subject always to the Mortgagor privacy policies of the Servicer. Not later than 90 days after the Optional Termination Date, the Trustee will select the highest bid and agree with such bidder a proposed date of sale, which shall be the New York business day preceding the anticipated final Distribution Date (the “Sale Date”), provided that such sale of the Assets is permitted (and the Trustee shall accept such highest bid) if and only if the proceeds of such sale, together with any cash on deposit in the Certificate Account, after reimbursement to the Trustee of its outstanding expenses and disbursements (including those related to such bidding and sale and those of its agents, counsel and other experts retained in connection therewith) and to the Servicer of its Net Delinquency Advances and Net Servicing Advances, would be sufficient to pay in full the sum of (x) the Class A Principal Balance and the Class M Principal Balance and (y) accrued and unpaid interest on the Class A and Class M Certificates for the period from (and including) the last Distribution Date on which interest was paid to (but excluding) the Sale Date. If the Trustee receives a bid satisfying the preceding sentence, then the Trustee’s written acceptance of such bid shall constitute a plan of complete liquidation within the meaning of Section 860F of the Code. In connection with the solicitation of bids, any sale or contemplated sale of the Assets and related matters, the Trustee shall have the authority to retain and consult with agents, counsel and other experts (including any underwriter of the Certificates) and the provisions of Sections 8.02 and 8.05 shall be applicable thereto. The Servicer, the Depositor and their Affiliates may submit bids to purchase the Assets, and purchase the Assets, on the same basis as a non-Affiliate.

Not later than the Sale Date, the Depositor will, at its expense, cause the Opinion of Counsel or other evidence required by Section 9.01(c) to be delivered to the Trustee.

The Trustee shall, within two New York business days after agreement with the bidder on the Sale Date, give notice thereof to Certificateholders, instructing them to surrender their Certificates by the final Distribution Date for final payment thereon, in the manner contemplated by Section 9.01(d), to the extent applicable. For purposes of Section 9.01(d), such notice of termination shall be given not later than 20 days prior to the final Distribution Date. The Trustee shall apply the net proceeds of the sale in accordance with Section 13.01. The Trustee is authorized to enter into a purchase agreement reasonably satisfactory to it covering the Assets and, upon payment of the purchase price, deliver the Assets and related Mortgage Files to the purchaser.

If such a sale is not consummated for any reason, including the reason that no bid or no sufficient bid was obtained, then the Trustee shall have no further duty or obligation to sell the Assets under this Section, and the Trustee shall be reimbursed by the Depositor for its costs and expenses (including those of its agents, counsel and experts as contemplated herein) reasonably incurred in connection with its performance under this Section.

The Trustee shall have no obligation under this Section other than to solicit bids on one occasion, and conduct any related sale, in accordance with the provisions of this Section. In particular, the Trustee shall have no obligation to make any representations regarding the credit quality, performance or enforceability of the Assets.

ARTICLE XIII

SUBORDINATION; PRIORITIES; ALLOCATION OF LOSSES

Section 13.01. Subordination; Priority of Distributions. (a) The rights of the holders of any Subclass of Class M Certificates in a Group to receive distributions in respect thereof on any Distribution Date shall be subordinated to the rights of the Class A Certificateholders of the related Group and the holders of each Class M Subclass in that Group having a lower numerical designation to receive distributions to the extent, and only to the extent, described herein. The right of the Servicer to receive its Servicing Fee and its Additional Servicing Compensation shall not be subordinated to the rights of Certificateholders.

On each Distribution Date, the Prepay Charge Amount shall be paid to the Servicer prior to any distributions pursuant to clause (b) below.

(b) On each Distribution Date, the aggregate amount of Interest Proceeds and Principal Proceeds will be applied in the following amounts, to the extent the amount thereof is sufficient therefor, in the manner and in the order of priority as follows:

1. [The sum of Pool 1 Interest Proceeds and Pool 1 Principal Proceeds will be applied sequentially, as follows:

[Payment priorities]

2. The sum of Pool 2 Interest Proceeds and Pool 2 Principal Proceeds will be applied sequentially, as follows:

[Payment priorities]]

Section 13.02. Allocation of Realized Losses; Recoveries. (a) For any Distribution Date prior to the Subordination Depletion Date for a Group, any Applied Loss Amount for the related Pool will be allocated to the Subclasses of Class M Certificates of that Group, first to the Class M Subclass with the highest numerical designation and then in order of decreasing numerical designation, until their respective Class M Subclass Principal Balance has been reduced to zero.

This allocation of Applied Loss Amounts will be effected through the reduction of the applicable Subclass Principal Balance. Any Applied Loss Amount allocated in accordance with this Section 13.02 will be allocated on the Distribution Date following the Collection Period in which such loss was incurred and after giving effect to distributions made under Section 13.01 on such Distribution Date.

(b) Any Applied Loss Amount allocated to a Subclass of Class M Certificates pursuant to Section 13.02(a) shall be allocated among the Certificates of such Subclass pro rata based on their respective Principal Balances.

(c) In the event that there is a recovery of an amount in respect of principal which had previously been allocated as an Applied Loss Amount to any one or more Subclasses of Class M Certificates in a Group, the amount of such recovery shall be distributed to Holders of Subclasses of Class M Certificates of that Group, in order of increasing numerical designation, but only if and to the extent that the Class M Subclass had theretofore been allocated any Applied Loss Amount (“Reimbursed Class M Losses”). A Subclass of Certificates that is no longer Outstanding shall not be entitled to any share of any such recovery.

(d) No Civil Relief Shortfall Amount, Net Civil Relief Amount, Non-Supported Interest Shortfall or Net Non-Supported Amount will accrue interest.

Section 13.03. [Reserved]

Section 13.04. Distributions on the Residual Certificates.

Upon a termination of the Trust in accordance with Section 9.01, the Class R Certificate shall receive all amounts remaining in the Certificate Account after all required distributions on the Class A and M Certificates have been made and after all required payments and reimbursements of fees and expenses have been made or provided for.

ARTICLE XIV

ADDITIONAL PROVISIONS

Section 14.01. Additional Representations and Warranties. CRMSI hereby represents and warrants to the Trustee, in addition to Section 2.03(a) and with the same force and effect for all purposes of this Agreement as though these representations and warranties were set forth in Section 2.03(a), as follows:

(i)	As of the Cut-Off Date, no principal or interest on a Mortgage Loan was 60 days or more Delinquent or had been 60 days or more Delinquent more than once since origination; and

(ii)	[All original executed Mortgage Notes have been or will be delivered to the Custodian.]

Section 14.02. Additional Servicing Events of Default. Not applicable.

Section 14.03. Additional Conditions for Subsequent Transfer Dates. Not applicable.

Section 14.04. Additional Certificate Information. Not applicable.

Section 14.05. Additional Pool Information. Not applicable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC., as Depositor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

CITIFINANCIAL MORTGAGE COMPANY, INC., as Servicer

By:
Name:
Title:

State of	)
	)	ss.:
County of	)

On the     th day of [Month/Year] before me, a notary public in and for the State of                 , personally appeared                                  known to me who, being by me duly sworn, did depose and say that he resides at                 , that he is a              of                 , a              corporation, one of the parties that executed the foregoing instrument; that he signed his name to said instrument and that he has been authorized by                  to execute said instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A CERTIFICATES

REMIC Pass-Through Certificates, Series 2006-[*]

Class A-[*] Certificate

representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

certificate no. [1]

distribution day:

first distribution day:

stated final maturity:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Residential Mortgage Securities, Inc., CitiFinancial Mortgage Company, Inc., Citicorp Trust Bank, fsb, any affiliate thereof, or their ultimate parent, Citigroup Inc.

THIS CERTIFIES THAT, for value received, Cede & Co. is the registered holder of the initial principal balance of the class of certificates listed below.

class	initial principal balance	certificate rate	CUSIP
A-[*]	$	*

*	[Describe interest rate, if other than fixed].

This certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of [Month/Day], 2006 (the “Pooling Agreement”) among Citicorp Residential Mortgage Securities, Inc., as Depositor, CitiFinancial Mortgage Company, Inc., as Servicer, and U.S. Bank National Association, as Trustee. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-[*], consisting of [**] senior classes, [**] subordinated classes and one class of residual certificates.

The class of securities represented by this certificate is a “regular interest” in a real estate mortgage investment conduit (“REMIC”) within the meaning of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of the Depositor, the Servicer, the Trustee and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

Optional early termination

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CRMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. In the event this right is not exercised, the Trustee will, under certain conditions, sell the assets of the Trust Fund and effect early retirement of the Certificates.

Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, Citicorp Residential Mortgage Securities, Inc. has caused this certificate to be duly executed.

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

By:
Name:
Title:

This is one of the certificates referred to in the Pooling Agreement referred to above.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

— or —

CITIBANK, N.A., as Authenticating Agent

By:
Authorized Signatory

Date:

Exhibit A-2

FORM OF CLASS M CERTIFICATES

REMIC Pass-Through Certificates, Series 2006-[*]

Subordinated Class M-[*] Certificate

representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

certificate no. 1

initial principal amount: $

certificate rate: [**]% ([**]% after optional termination date)

distribution days:

first distribution day:

stated final maturity:

This class M-[*] certificate is subordinated in right of payments to the Group 1 class

A certificates, as described in the Pooling Agreement referred to below.

Principal is paid on this certificate in accordance with the terms of the Pooling Agreement. Accordingly, at any time the outstanding principal balance of this certificate may be less than its initial principal amount.

This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”) or any person investing the assets of a Plan except as provided in section 5.2 of the Pooling Agreement.

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Residential Mortgage Securities, Inc., CitiFinancial Mortgage Company, Inc., Citicorp Trust Bank, fsb, any affiliate thereof, or their ultimate parent, Citigroup Inc.

THIS CERTIFIES THAT, for value received, [                ] is the registered holder of the initial principal balance set forth above. Each certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of

[Month/Day], 2006 (the “Pooling Agreement”) among Citicorp Residential Mortgage Securities, Inc., as Depositor, CitiFinancial Mortgage Company, Inc., as Servicer, and U.S. Bank National Association, as Trustee. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

THIS CERTIFICATE IS ONE OF A DULY AUTHORIZED ISSUE OF CERTIFICATES DESIGNATED AS CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC. REMIC PASS-THROUGH CERTIFICATES, SERIES 2006-[*], CONSISTING OF [**] SENIOR CLASSES, [**] SUBORDINATED CLASSES AND ONE CLASS OF RESIDUAL CERTIFICATES.

The class of securities represented by this certificate is a “regular interest” in a real estate mortgage investment conduit (“REMIC”) within the meaning of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of the Depositor, the Servicer, the Trustee and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

Optional early termination

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CRMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. In the event this right is not exercised, the Trustee will, under certain conditions, sell the assets of the Trust Fund and effect early retirement of the Certificates.

Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, Citicorp Residential Mortgage Securities, Inc. has caused this certificate to be duly executed.

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

By:
Name:
Title:

This is one of the certificates referred to in the Pooling Agreement referred to above.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

— or —

CITIBANK, N.A., as Authenticating Agent

By:
Authorized Signatory

Date:

EXHIBIT A-3

Form of Class B Certificates

REMIC Pass-Through Certificates, Series 2006-[*]

Subordinated Class B-[*] Certificate

representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

certificate no. 1

initial principal amount: $

certificate rate: [**]% ([**]% after optional termination date)

distribution days:

first distribution day:

stated final maturity:

This class B-[*] certificate is subordinated in right of payments to the Group 1 class A certificates and to the class M certificates, as described in the Pooling Agreement referred to below.

Principal is paid on this certificate in accordance with the terms of the Pooling Agreement. Accordingly, at any time the outstanding principal balance of this certificate may be less than its initial principal amount.

This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”) or any person investing the assets of a Plan except as provided in section 5.2 of the Pooling Agreement.

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Residential Mortgage Securities, Inc., CitiFinancial Mortgage Company, Inc., any affiliate thereof, or their ultimate parent, Citigroup Inc.

THIS CERTIFIES THAT, for value received, Citicorp Residential Mortgage Securities, Inc. is the registered holder of the initial principal balance set forth above. Each certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of [Month/Day], 2006 (the “Pooling Agreement”) among Citicorp

Residential Mortgage Securities, Inc., as Depositor, CitiFinancial Mortgage Company, Inc., as Servicer, and U.S. Bank National Association, as Trustee. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

THIS CERTIFICATE IS ONE OF A DULY AUTHORIZED ISSUE OF CERTIFICATES DESIGNATED AS CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC. REMIC PASS-THROUGH CERTIFICATES, SERIES 2006-[*], CONSISTING OF [**] SENIOR CLASSES, [**] SUBORDINATED CLASSES AND ONE CLASS OF RESIDUAL CERTIFICATES.

The class of securities represented by this certificate is a “regular interest” in a real estate mortgage investment conduit (“REMIC”) within the meaning of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of the Depositor, the Servicer, the Trustee and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

Optional early termination

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CRMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. In the event this right is not exercised, the Trustee will, under certain conditions, sell the assets of the Trust Fund and effect early retirement of the Certificates.

Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, Citicorp Residential Mortgage Securities, Inc. has caused this certificate to be duly executed.

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

By:
Name:
Title:

This is one of the certificates referred to in the Pooling Agreement referred to above.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

— or —

CITIBANK, N.A., as Authenticating Agent

By:
Authorized Signatory

Date:

EXHIBIT A-4

[Form of Class CE Certificates]

EXHIBIT A-5

[Form of Class P Certificates]

Exhibit A-6

Form of Class R Certificates

REMIC Pass-Through Certificates, Series 2006-[*]

Residual Class R Certificate

representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

certificate no. 1	100% percentage interest

This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”) or any person investing the assets of a Plan except as provided in section 5.2 of the Pooling Agreement referred to below.

Transfer of this certificate is restricted as set forth in section 5.2 of the Pooling Agreement. As a condition of ownership of this certificate, a transferee must furnish an affidavit to the transferor and the Trustee that (a) it is not a “disqualified organization,” as defined in Section 860e(e)(5) of the Code, (b) it is not acquiring this certificate as an agent (including a broker, nominee or other middleman) on behalf of a disqualified organization, (c) it understands that it may incur tax liabilities in excess of cash flows generated by the residual interest and it intends to pay taxes associated with holding the residual interest as they become due, (d) it historically has paid its debts as they have come due and intends to pay its debts as they come due in the future, (e) it will not cause the income with respect to this certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of it or any other person, and (f) it is not a “Non-permitted Foreign holder,” as defined in section 5.2 of the Pooling Agreement. By accepting this certificate, a transferee will be subject to such restrictions on transferability, and will have consented to any amendments to the Pooling Agreement that are required to ensure that this certificate is not transferred to a disqualified organization or its agent, or to a Non-permitted Foreign holder. To satisfy a regulatory safe harbor against the disregard of such transfer, the transferor may be required to conduct a reasonable investigation of the financial condition of the transferee and either transfer this certificate at a specified minimum price or transfer this certificate to an eligible transferee

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Residential Mortgage Securities, Inc., CitiFinancial Mortgage Company, Inc., Citicorp Trust Bank, fsb, any affiliate thereof, or their ultimate parent, Citigroup Inc.

THIS CERTIFIES THAT, for value received, CitiFinancial Mortgage Securities Inc. is the registered holder of the percentage interest set forth above, representing an ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of [Month/Day], 2006 (the “Pooling Agreement”) among Citicorp Residential Mortgage Securities, Inc. (“CRMSI”), as Depositor, CitiFinancial Mortgage Company, Inc. (“CFMC”), as servicer, and U.S. Bank National Association, as Trustee. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

THIS CERTIFICATE IS ONE OF A DULY AUTHORIZED ISSUE OF CERTIFICATES DESIGNATED AS CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC. REMIC PASS-THROUGH CERTIFICATES, SERIES 2006-[*], CONSISTING OF [**] SENIOR CLASSES, [**] SUBORDINATED CLASSES AND ONE CLASS OF RESIDUAL CERTIFICATES.

Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of CRMSI, CFMC, the Trustee and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

U.S. federal income tax information

Election will be made to treat the segregated asset pool within the Trust Fund as a real estate mortgage investment conduits (a “REMIC”). This class LR certificate represents the “residual interest” in the REMIC within the meaning of Code Section 860G(a)(2). As a condition of ownership hereof, the holder hereof agrees that it will not take or cause to be taken any action that would adversely affect the status of the segregated asset pool comprising the Trust Fund as a REMIC.

The holder further agrees to the designation of the Servicer as its agent to act as “tax matters person” for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code or, if requested by the Servicer, to act as tax matters person.

Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, Citicorp Residential Mortgage Securities, Inc. has caused this certificate to be duly executed.

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

By:

This is one of the certificates referred to in the Pooling Agreement referred to above.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

— or —

CITIBANK, N.A., as Authenticating Agent

By:
Authorized Signatory

Date:

EXHIBIT C

FORM OF PURCHASER LETTER

[Purchaser]

[Date]

Citicorp Residential Mortgage Securities, Inc.

1000 Technology Drive

O’Fallon, Missouri 63368-2240

U.S. Bank National Association

180 East Fifth Street, 4th Floor

St. Paul, MN 55101

Ladies and Gentlemen:

In connection with the purchase by us of $             initial principal balance of the Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-    , class          certificates, we confirm that:

1. We understand that the class                  certificates are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities or “blue sky” laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws.

2. We (check one)

☐ have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the class                  certificates, we are able to bear the economic risk of investment in the class                  certificates and we are an accredited investor as defined in Regulation D under the Securities Act. We have such knowledge and experience in financial and business matters, specifically in the field of mortgage related securities, as to be able to evaluate the risk of purchasing a certificate which is subordinate in right of payment, and we have direct, personal and significant experience in making investments in mortgage related securities. If we are non-institutional investors, our net worth (exclusive of our primary residence) is at least $1,000,000.

☐ are “Qualified Institutional Buyers” within the meaning of Rule 144A promulgated under the Securities Act.

3. We will acquire the class                  certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the class                  certificates, subject, nevertheless, to the understanding that disposition of our property shall at all times be and remain within our control.

4. We agree that our class                  certificates must be held indefinitely by us unless subsequently registered under the Securities Act and any applicable state securities or “blue sky” laws or unless exemptions from the registration requirements of the Securities Act and such laws are available.

5. We agree that in the event that at some future time we wish to sell, dispose of or otherwise transfer any of our class [M-[**]] [B-[**]] certificates, we will not transfer any of such class                  certificates unless:

(A) (1) the transfer is made to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as this letter is executed promptly by such Eligible Purchaser or by an Eligible Dealer (as defined below) on behalf of such Eligible Purchaser and (3) all offers or solicitations in connection with the sale

(if a sale), whether directly or through any agent on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(B) Such class                  certificates are otherwise sold in a transaction that does not require registration under the Securities Act.

“Eligible Purchaser” means an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein; “Eligible Dealer” means any corporation or other entity having as a principal business acting as a broker or dealer in securities.

6. We understand that each of the class                  certificates will bear a legend to substantially the following effect:

This class                  certificate is subordinated in right of payments to the class                                               certificates, as described in the Pooling Agreement referred to herein. This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”) or any person investing the assets of a Plan except as provided in section 5.2 of the Pooling Agreement referred to herein.

Very truly yours,

[Name of Purchaser]

By:*
Name:
Title:

*	This letter may be signed by Purchaser’s attorney-in-fact if an executed power of attorney to such attorney-in-fact is attached hereto; provided that, upon written instruction from the Issuer to the Trustee, no such attachment shall be required.

EXHIBIT D

FORM OF ERISA LETTER

[Purchaser]

[Date]

Citicorp Residential Mortgage Securities, Inc.

1000 Technology Drive

O’Fallon, Missouri 63368-2240

U.S. Bank National Association

One Federal Street, 3rd floor

Boston, Massachusetts 02110

Ladies and Gentlemen:

In connection with the purchase by us of $             initial principal balance of the Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates, Series 2006-  , class          certificates we confirm that:

We (check one)

☐ are not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or

☐ are an insurance company and the source of funds used to purchase the certificates is an “insurance company general account” (as such term is defined in Section V (e) of Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”), 60 Fed. Reg. 35925 July 12, 1995) and there is no plan with respect to which the amount of such general account’s reserves and liabilities for the contract (s) held by or on behalf of such Plan and all other plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I (a) of PTE 95-60) at the date of acquisition or

☐ have provided a “Benefit Plan Opinion” satisfactory to Citicorp Mortgage Securities, Inc. and the Trustee of the trust fund. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the trust fund to be regarded as “plan assets” and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of Citicorp Mortgage Securities, Inc., the Servicer or the Trustee with respect to any Plan, or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

[The certificates will be registered in the name of [Nominee Name] but the undersigned will be the beneficial owner thereof.]

Very truly yours,

[Name of Purchaser]

By:
Name:
Title:

*	This letter may be signed by Purchaser’s attorney-in-fact if an executed power of attorney to such attorney-in-fact is attached hereto; provided that, upon written instruction from the Issuer to the Trustee, no such attachment shall be required.

EXHIBIT E

FORM OF SERVICER CERTIFICATION

Citicorp Residential Mortgage Securities Series 2006-[**] Trust

Mortgage Pass-Through Certificates, Series 2006-[**]

I, [            ], a [                    ] of CitiFinancial Mortgage Company, Inc. (the “Servicer”), certify that:

1.	I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Citicorp Residential Mortgage Securities Series 2006-[**] Trust (the “Exchange Act Periodic Reports”);

2.	Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.	I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Servicer has fulfilled its obligations under the pooling and servicing agreement, dated [ ], among Citicorp Residential Mortgage Securities, Inc., as depositor, U.S. Bank National Association, as trustee, and the Servicer; and

5.	All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be delivered by the Servicer and included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated part[y][ies]: [                    ].

[                    ], 2006

By:
Name:
Title:

EXHIBIT F

FORM OF TRUSTEE CERTIFICATION

Citicorp Residential Mortgage Securities Series 2006-[**] Trust

Mortgage Pass-Through Certificates, Series 2006-[**]

I, [            ], a [                    ] of U.S. Bank National Association (the “Trustee”), certify that:

1.	I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Citicorp Residential Mortgage Securities Series 2006-[**] Trust (the “Exchange Act Periodic Reports”);

2.	Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.	I am responsible for reviewing the activities performed by the Trustee and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Trustee has fulfilled its obligations under the pooling and servicing agreement, dated [ ], among Citicorp Residential Mortgage Securities, Inc., as depositor, U.S. Bank National Association, as trustee, and CitiFinancial Mortgage Company, Inc.; and

5.	All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be provided by the Trustee and included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated part[y][ies]: [                    ].

[                    ], 2006

BY:
NAME:
TITLE: